Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Delimobil Holding S.A. of our report dated July 19, 2021, relating to the combined and consolidated statements of financial position of Carsharing Russia LLC, Anytime LLC and SMM LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ AO Deloitte & Touche CIS
Moscow, Russia October 8, 2021